Mercury Finance Company

                                                  40 Skokie Boulevard, Suite 200
                                                           Northbrook, IL  60062
                                                                  (708) 584-3720












March 23, 1994



NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Gentlemen:

This letter agreement (the "Agreement") sets forth our understanding of the basis on which NationsBanc Capital Markets, Inc. ("NCMI") proposes to work with Mercury Finance Company ("Company"), in connection with the issuance and sale by the Company of its short-term promissory notes, generally known as commercial paper (the "Notes"). While (i) the Company shall have no obligation to sell the Notes to, or to or arrange sales of Notes through, NCMI, and (ii) NCMI shall have no obligation to purchase the Notes from, or arranges sales of Notes for, the Company, the Company has requested NCMI to act as commercial paper dealer therefor and NCMI has indicated its willingness to do so on the terms and conditions contained herein.

The proceeds from the sale of the Notes will be used by the Company for current transactions as contemplated by Section 3(a)(3) of the Securities Act of 1933, as amended.

It is contemplated that the maximum amount of Notes to be outstanding at any one time will not exceed Five hundred million dollars ($500,000,000). The Notes will be in such principal amounts (but not less than $100,000 each or any integral multiple of $1,000 in excess thereof), will have such maturities (not in excess of 270 days from the date of issuance exclusive of days of grace), will not contain any provision for automatic extension, renewal or "rollover", and will bear such interest rates (if interest bearing), or will be sold at such discounts, if any, from their principal amounts, as shall be mutually agreed to by the Company and NCMI at the time of each purchase or placement.

On the date of a proposed issuance of any Notes, NCMI shall confer with the Company as to the principal amounts, maturities and denominations thereof, the interest rate thereon, if any, or the discount, if any, from the principal amount, at which the Notes are to be purchased from the Company. When agreement is reached on the foregoing, the Company will instruct Bank America National Trust Co. or another issuing agency designated by the Company in a written notice to NCMI, to deliver executed and countersigned Notes to Bankers Trust Company ("Bankers Trust"), 16 Wall Street, 4th Floor, Window 43, (a/c NCMI Clearing, further credit a/c #90659, prior to 2:15 p.m. New York City time, on the date of purchase, or to such other address as NCMI shall notify the Company. If Notes are to be issued in book-entry form through Depository
Trust Company ("DTC"), deliveries shall be made to DTC account number 2902.
Upon receipt of duly and properly completed Notes by NCMI, NCMI or its agent will instruct Bankers Trust or another bank chosen by NCMI to transfer by the close of business on such day in immediately available funds, an amount equal to the net proceeds of the Notes, to BANK AMERICA NATIONAL TRUST CO., or another bank designated by the Company in a written notice to NCMI, for the account of the Company. NCMI will mail written confirmations of each such purchase or placement to the Company, which confirmations shall set forth principal amounts, maturities and denominations of the Notes purchased or placed and the applicable interest rates or discounts.

The Company understands that, in connection with the sale of the Notes, information reports relating to the Company and its affiliates may be prepared (hereinafter called the "Offering Materials"), which are distributed to NCMI account executives and sales personnel and/or to purchasers and prospective purchasers of the Notes. To provide a basis for the preparation of the Offering Materials and to assist NCMI's normal credit review procedures, the Company shall provide NCMI with copies of its and its affiliates' publicly available recent reports, including any filings or reports provided to their respective shareholders, any national securities exchanges or any rating agency and any information generally supplied in writing to security analysts. In addition, the company will provide NCMI any other information that NCMI shall reasonably request for the purpose of the on-going credit review of the Company.

NCMI agrees to furnish the Company for review and approval the above-mentioned information reports. No such information or any other written information, circulars, statements to purchasers or potential purchasers will be so distributed by NCMI without the prior written approval of either the Company or its counsel unless such information is otherwise publicly available. The Company shall indicate its written approval or disapproval of such information by the close of business of the tenth calendar day after such information is sent to the Company. Any such approval by the Company shall be deemed to be a representation by it that the information so approved does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time during the term of this Agreement, any event occurs or circumstances exist as a result of which any then current offering material would include such an untrue statement or omission, the Company will promptly notify NCMI and provide to NCMI revised information that corrects such untrue statement or omission. The Company agrees that NCMI's acting as a dealer for the Notes is conditioned upon its being able to provide such information to purchasers or potential purchasers as NCMI deems appropriate.

The Company agrees that, in connection with this Agreement and the issue and sale of the Notes by the Company, the Company will not knowingly make any untrue statement (whether written or oral) of a material fact, or omit to state a material fact necessary to make any statement, in light of the circumstances under which it was made, not misleading, and the Company will not employ any device, scheme of artifice to defraud or engage in any act, practice or course of conduct which would operate as a fraud or deceit.

The Company represents and warrants that:

     (a) the issue and sale of the Notes have been duly authorized and, upon issuance and payment therefor in accordance with this Agreement and delivery in accordance with the Depositary Agreement, the Notes will be duly and validly issued and delivered and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law),

     (b) upon issuance, the Notes will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(3) thereof,

     (c) this Agreement and the Depositary Agreement have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and to limitations on indemnification under applicable law,

     (d) there are no consents, authorizations or approvals of, or filings with, any government authority required in connection with the issuance or sale by the Company of the Notes or the performance of its obligations thereunder or under this Agreement, except as may be required by state securities laws,

     (e) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

     (f) the obligations of the Company under the Notes rank at least pari passu with all other unsecured obligations of the Company for money borrowed or advance of credit or represented by guarantees, and

     (g) the financial reports prepared by the Company are and will be in accordance with its books and records, and are and will be complete and correct and present fairly its financial position as of the dates set forth therein, all in conformity with generally accepted accounting principles and practices applied on a consistent basis, it being understood that in the case of quarterly reports, there may be normal year-end adjustments.

Each sale of Notes by the Company hereunder shall be deemed to be a representation by it that:

     (a) the representations, warranties and covenants of the Company contained or incorporated in this Agreement are true and correct on and as of the date of such sale, and

     (b) no event has occurred and is continuing, or would result from such sale, which constitutes or would constitute an event of default under any of the Company's indebtedness for money borrowed, obligations as lessee under capital leases or under any guarantees by the Company of such indebtedness or capital lease obligations or which would cause, or permit the holder of such indebtedness or obligation to cause, such indebtedness or obligation to become due prior to its stated maturity.

The Company will indemnify and hold harmless NCMI and any affiliate, director, officer, employee or agent of NCMI against any and all liabilities, losses, damages, claims, costs and expenses (including without limitation reasonable fees and disbursements of counsel):

     (a) arising out of or based upon any allegation that any information report or any information provided to NCMI hereunder includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

     (b) arising out of the breach by the Company of any agreement or representation made or deemed made pursuant to this Agreement or (c) arising out of or related in any way to the Depositary Agreement or the transactions contemplated thereby, or

The above indemnification shall not apply to the extent that the liability, loss, damage, claim, cost or expense arises from (1) the inclusion by NCMI of an untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any Annual Information Report or Interim Information Report that has not been approved by the Company pursuant to this Agreement, (2) any device, scheme, or artifice to defraud or engage in any act, practice or course of conduct on the part of NCMI which would operate as a fraud or deceit, or (3) NCMI's gross negligence or willful misconduct in the performance or failure to perform its obligations under this agreement. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this paragraph is for any reason held unenforceable, although applicable in accordance with the terms of this paragraph, the Company, on the one hand, and NCMI, on the other hand, shall contribute to the aggregate costs of any such claim in the proportion of their respective economic interests. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Company of the Notes sold hereunder to, or through, NCMI and the aggregate commissions and fees earned by or through NCMI hereunder.

The Company shall reimburse NCMI for all of its out-of-pocket expenses related to this Agreement and the transactions contemplated hereby (including but not limited to the printing and distribution of any Annual Information Report or Interim Information Report and any advertising expenses) and for the reasonable fees and out-of-pocket expenses of NCMI's counsel.

The Company agrees to treat all knowledge, information and records, from whatever source, whether written or otherwise, relating to investors of the Notes as the confidential and proprietary records of NCMI. No such knowledge, information or records may be released by the Company to any other person or party without the express prior written consent of NCMI, unless (i) such knowledge, information or records have become available to the public other than as a result of a disclosure by or through the Company, or (ii) the Company is required in connection with any legal or regulatory proceeding to disclose such knowledge, information or records; provided, however, that in the event that the Company is so required, the Company agrees to provide NCMI with prompt oral and written notice, unless notice is prohibited by law (in which case such notice shall be provided as soon as legally permissible), of any such requirement so that NCMI or its affiliates may seek a protective order or other appropriate remedy. The Company agrees to cooperate with NCMI, at its expense, any efforts to obtain such remedies, but this provision shall not be construed to require the Company to undertake litigation or other legal proceedings on its own behalf. In the event that such protective order or other remedy is not promptly obtained, such portions of such knowledge, information or records as, pursuant to the written opinion of counsel addressed to NCMI, are required to be disclosed, may be disclosed, and the person making such disclosure will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded thereto. In addition, the knowledge, information or records may be disclosed to the extent required in the course of inspections or inquiries by federal or state regulatory agencies to whose jurisdictions the Company is subject and that have the legal right to inspect the files that contain the knowledge, information or records, provided that the Company shall advise NCMI promptly both telephonically and in writing prior to such disclosure.

All notices required or permitted under the terms and provisions hereof shall be in writing (which shall include electronic transmission) and shall, unless otherwise provided herein, be effective when received at the address specified below or at such other address as shall be specified in a notice furnished hereunder.

If to the Company:

               Charles A. Pond
               Mercury Finance Company
               40 Skokie Blvd., Ste. 200
               Northbrook, IL  60062
               Telephone:  (708) 564-3720
               Facsimile:  (708) 564-3758


If to NCMI:

               Mr. Steven P. Shorkey
               NationsBanc Capital Markets, Inc.
               NationsBank Corporate Center
               100 N. Tryon Street NC1007-006-07
               Charlotte, NC  28255
               Telephone:  (704) 386-5104
               Facsimile:  (708) 386-2117


This Agreement may be terminated, at any time, by the Company, upon notice to such effect to NCMI, or by NCMI, upon notice to such effect to the Company. Any such termination, however, shall not affect the rights or responsibilities of the parties arising prior to the termination of this Agreement.

This Agreement is to be delivered and performed, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

If the foregoing is in accordance with your understanding of this Agreement, please sign and return to us a counterpart hereof, whereupon this Agreement along with all counterparts will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,



Accepted and agreed to as of the date first written above.


MERCURY FINANCE COMPANY



BY:  /s/ Charley Pond
     Charley Pond
     Vice President, Treasurer and Chief Financial Director


NATIONSBANC CAPITAL MARKETS, INC.


BY:  /s/ Steven P. Shorkey
     Steven P. Shorkey
     Senior Vice President